                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 31, 1996 (except for Note 1, as to which
the date is May   , 1996 and Note 16, as to which the date is February 14,
1996), with respect to the consolidated financial statements and schedules of American States Financial Corporation included in the Registration Statement on Form S-1 and related Prospectus of American States Financial Corporation for the registration of 10,000,000 shares of its common stock.

Indianapolis, Indiana
          , 1996

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     The foregoing consent is in the form that will be signed upon the completion of the recapitalization as described in Note 1 to the consolidated financial statements.


                                          ERNST & YOUNG LLP



                                          /s/ ERNST & YOUNG LLP


Indianapolis, Indiana

May 13, 1996